Exhibit 4.2(i)

FORM OF STOCK PURCHASE WARRANT

Warrant No. ___

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Date of Issuance: July _____, 2020

ELEISON PHARMACEUTICALS INC.

WARRANT CERTIFICATE

FOR VALUE RECEIVED, Eleison Pharmaceuticals Inc., a Delaware corporation (the “Company”), hereby certifies that _____________________, or his, her or its registered transferees, successors or assigns (each person or entity holding all or a part of this Warrant being referred to as a “Holder”) is the registered holder of this Warrant (the “Warrant”) to subscribe for and purchase  ______________________ of the Company’s Common Stock (as defined below).

For purposes of this Warrant the following terms shall have the following meanings:

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation, as amended.

“Common Stock” means the Common Stock of the Company, and further described in the Company’s Certificate of Incorporation.

“Exercise Price” means $5.00 per share.

“Expiration Date” means the fifth anniversary of the date of issuance of this Warrant.

“Investor’s Rights Agreement” means that certain Investors’ Rights Agreement by and between the Company and certain stockholders of the Company, as amended.

“ROFR and Co-Sale Agreement” means that certain Right of First Refusal and Co-Sale Agreement by and between the Company and certain stockholders of the Company, as amended.

“Sale of the Company” means (i) any sale or other disposition of all or substantially all of the assets of the Company, (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities, or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

“Voting Agreement” means that certain Voting Agreement by and between the Company and certain stockholders of the Company, as amended.

1.    DURATION AND EXERCISE OF WARRANTS

(a)    Exercise Period. The Holder may exercise this Warrant in whole or in part at any time from and after the Date of Issuance until 5:00 P.M., New York Time on the Expiration Date or (ii) the Early Termination Date (as defined below), (the “Exercise Period”).

(b)    Exercise Procedures. Subject to Section 4(b), while this Warrant remains outstanding and exercisable in accordance with Section 1(a), the Holder may exercise this Warrant in whole or in part at any time and from time to time by:

(A)    delivery to the Secretary of the Company of a duly executed copy of the Notice of Exercise attached as Exhibit A;

(B)    surrender of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder; and

(C)    payment of the then-applicable Exercise Price per share multiplied by the number of shares of Common Stock being purchased upon exercise of the Warrant (such amount, as calculated at the time of each exercise, the “Aggregate Exercise Price”) made in the form of cash, or by certified check, bank draft or money order payable in lawful money of the United States of America.

(c)    Upon the exercise of this Warrant in compliance with the provisions of Section 1(b), the Company shall promptly issue and cause to be delivered to the Holder a certificate for the Common Stock purchased by the Holder. Each exercise of this Warrant shall be effective immediately prior to the close of business on the date that the conditions set forth in Section 1(b) have been satisfied. On the first Business Day following the date on which the Company has received each of the Notice of Exercise and the Aggregate Exercise Price (the “Exercise Delivery Documents”), the Company shall transmit an acknowledgment of receipt of the Exercise Delivery Documents to the Company’s transfer agent, if other than the Company (the “Transfer Agent”). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents, the Company shall issue and dispatch by overnight courier to the address as specified in the Notice of Exercise, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Common Stock with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Common Stock.

(d)    Partial Exercise. This Warrant shall be exercisable, either in its entirety or, from time to time in part, only for the number of shares of Common Stock available for exercise under this Warrant. If this Warrant is exercised and the number of shares of Common Stock represented by this Warrant submitted for exercise is greater than the actual number of shares of Common Stock being acquired upon such an exercise, then the Company shall, as soon as practicable and in no event later than five (5) Business Days after any such exercise and at its own expense, issue a new Warrant of like tenor representing the right to purchase the remaining number of shares of Common Stock purchasable hereunder after such exercise.

(e)    Investor’s Rights Agreement, ROFR and Co-Sale Agreement, Voting Agreement. The Holder hereby agrees that, as a condition to exercise of this Warrant for Common Stock the Holder will execute and deliver a counterpart signature page to the Investor’s Rights Agreement, ROFR and Co-Sale Agreement, and the Voting Agreement.

2.    ISSUANCE OF COMMON STOCK

(a)    The Company covenants that all shares of Common Stock will, upon issuance in accordance with the terms of this Warrant, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all liens, charges and security interests, with the exception of claims arising through the acts or omissions of any Holder and except as arising from applicable Federal and state securities laws.

(b)    The Company shall register this Warrant upon records to be maintained by the Company for that purpose in the name of the record holder of such Warrant from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner thereof for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes.

(c)    The Company will not, by amendment of its Certificate of Incorporation, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, and will take all actions consistent with the carrying out of all the provisions of this Warrant.

3.    ADJUSTMENTS OF EXERCISE PRICE, NUMBER AND TYPE OF COMMONT STOCK

(a)    The Exercise Price and the Common Stock issuable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

(i)    Splits, Dividends, Combinations of Securities. If, at any time after the Date of Issuance and prior to the Expiration Date, outstanding Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If, at any time after the Date of Issuance and prior to the Expiration Date, outstanding Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment. No adjustment, however, on account of cash dividends will be made to the Exercise Price under this Warrant.

(ii)    Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company or any similar corporate reorganization on or after the Date of Issuance, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the shares or other securities and property receivable upon the exercise hereof prior to such consummation, the shares. or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 4 below. The Exercise Price and the Common Stock issuable upon the exercise of this Warrant, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(ii).

(b)    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

4.    EARLY TERMINATION.

(a)    Early Termination. The Company shall provide to the Holder at least ten (10) days advance written notice of any Sale of the Company and, if this Warrant is not exercised on or prior to the consummation of such Sale of the Company or pursuant to Section 4(b) below, the Warrant shall terminate after the consummation of such Sale of the Company (the date of such termination, the “Early Termination Date”).

(b)    Cashless Exercise in connection with Sale of the Company.

a.    In addition to and without limiting the rights of the Holder under the terms of this Warrant, but only to the extent this Warrant has not otherwise been exercised, the Holder shall have the right, only in connection with a Sale of the Company, to convert this Warrant or any portion thereof (the “Conversion Right”) into shares of Common Stock as provided in this Section 4(b). Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) (X) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined herein), which value shall be determined by subtracting (A) the aggregate Exercise Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (Y) the fair market value of one share of Common Stock on the Conversion Date (as defined herein). Expressed as a formula, such conversion shall be computed as follows:

X = B – A

Y

Where:                 X = the number of shares of Common Stock that may be issued to the Holder

Y = the fair market value of one share of Common Stock (at the date of such calculation)

A = the aggregate Exercise Price (i.e., Converted Warrant Shares x Exercise Price)

B = the aggregate fair market value (i.e., fair market value x Converted Warrant Shares)

b.    The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant that are being surrendered (referred to in subsection (a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement (the “Conversion Date”). Certificates for the shares issuable upon exercise of the Conversion Right shall be issued as of the Conversion Date and shall be promptly delivered to the Holder.

c.    For purposes of this Section 4(b), “fair market value” of a share of Common Stock shall mean the value of the securities and other property received by a holder of the Company’s Common Stock pursuant to the Sale of the Company in exchange for a share of Common Stock held by such holder.

5.    TRANSFERS AND EXCHANGES OF WARRANT AND COMMON STOCK

(a)    Registration of Transfers and Exchanges. Subject to Section 5(b) and 5(c), upon the Holder’s surrender of this Warrant, with a duly executed copy of the Form of Assignment attached as Exhibit B, to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder, the Company shall register in the Company’s books and records the transfer of all or any portion of this Warrant. Upon such registration of transfer, the Company shall issue a new Warrant, in substantially the form of this Warrant, evidencing the acquisition rights transferred to the transferee and a new Warrant, in similar form, evidencing the remaining acquisition rights not transferred, to the Holder requesting the transfer.

(b)    Restrictions on Transfers. This Warrant may not be transferred at any time unless such transfer is (i) registered under the Securities Act of 1933, as amended (the “Securities Act”), (ii) made in accordance with the requirements of Rule 144 of the Securities Act or (iii) exempt from registration under the Securities Act as evidenced by a written opinion of legal counsel addressed to the Company that the proposed transfer of the Warrant may be effected without registration under the Securities Act, which opinion will be in form and from counsel reasonably satisfactory to the Company.

(c)    Permitted Transfers and Assignments. Notwithstanding any provision to the contrary in this Section 5, the Holder may transfer, with or without consideration, this Warrant or any of the shares of Common Stock issued upon an exercise of this Warrant (or a portion thereof) to the Holder’s Affiliates (as such term is defined under Rule 144 of the Securities Act) without obtaining the opinion from counsel that may be required by Section 5(c)(iii), provided, that the Holder delivers to the Company and its counsel certification, documentation, and other assurances reasonably required by the Company’s counsel to enable the Company’s counsel to render an opinion to the Company’s Transfer Agent that such transfer does not violate applicable securities laws.

6.    MUTILATED OR MISSING WARRANT CERTIFICATE

If this Warrant is mutilated, lost, stolen or destroyed, upon request by the Holder, the Company will, at its expense, issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant, in substantially the form of this Warrant, representing the right to acquire the equivalent number of shares of Common Stock; provided, that, the Holder provides the Company with an affidavit of loss and an indemnity agreement reasonably satisfactory to the Company.

7.    PAYMENT OF TAXES

The Company will pay all transfer and stock issuance taxes attributable to the preparation, issuance and delivery of this Warrant and the Common Stock (and replacement Warrants) including, without limitation, all documentary and stamp taxes; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of this Warrant, or the issuance or delivery of certificates for Common Stock or other securities in respect of the Common Stock to any person or entity other than to the Holder.

8.    FRACTIONAL SHARES OF COMMON STOCK

No fractional shares of Common Stock shall be issued upon exercise of this Warrant. The Company, in lieu of issuing any fractional shares of Common Stock, shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company’s board of directors.

9.    NO STOCKHOLDER RIGHTS AND LEGEND

No holder of this Warrant, as such, shall be entitled to vote or be deemed the holder of the Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, the rights of a stockholder of the Company or the right to vote for the election of the board of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise (except as provide herein). Each certificate for Common Stock initially issued upon the exercise of this Warrant, and each certificate for Common Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

10.    NOTICES

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at (or to such other address as the Company shall have furnished in writing in accordance with the provisions of this Section 10):

Eleison Pharmaceuticals Inc.

100 Overlook Center, 2nd Floor

Princeton, NJ 08540

All communications shall be sent to the Holder at (or to such other address as the Holder shall have furnished in writing in accordance with the provisions of this Section 10):

__________________________

__________________________

__________________________

11.    SEVERABILITY

If a court of competent jurisdiction holds any provision of this Warrant invalid or unenforceable, the other provisions of this Warrant will remain in full force and effect. Any provision of this Warrant held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.    BINDING EFFECT

This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, the registered Holder or Holders from time to time of this Warrant and the Common Stock.

13.    SURVIVAL OF RIGHTS AND DUTIES

This Warrant shall terminate and be of no further force and effect on the earlier of the expiration of the Exercise Period or the date on which this Warrant has been exercised in full.

14.    GOVERNING LAW

This Warrant will be governed by and construed under the laws of the State of Delaware without regard to conflicts of laws principles that would require the application of any other law.

15.    REPRESENTATIONS AND WARRANTIES OF HOLDER. The Holder represents, warrants and covenants to the Company as follows:

(a)    This Warrant is being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Common Stock issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale that would violate the Securities Act.

(b)    The Holder understands that the Warrant and the Common Stock issuable hereunder have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempted from such registration.

(c)    The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Common Stock purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(d)    The Holder is an “accredited investor” as defined in Rule 501 of Regulation D of the Securities Act. The Holder is able to bear the economic risk of the purchase of the Common Stock issuable pursuant to the terms of this Warrant.

16.    NOTICES OF RECORD DATE

Upon (a) any establishment by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other right, or (b) any capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other corporation, any transfer of all or substantially all the assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or the sale, in a single transaction, of a majority of the Company’s voting shares. (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof), the Company shall mail to the Holder at least five (5) Business Days, or such longer period as may be required by law, prior to the record date specified therein, a notice specifying (i) the date established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, option or right, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, or sale is expected to become effective and (iii) the date, if any, fixed as to when the holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, transfer, consolation, merger, dissolution, liquidation or winding up.

17.    RESERVATION OF COMMON STOCK

Prior to the expiration of the Exercise Period, the Company shall reserve and keep available out of its authorized but unissued Common Stock for issuance upon the exercise of this Warrant, free from pre-emptive rights, such number of Common Stock for which this Warrant shall from time to time be exercisable. The Company will take all such reasonable action as may be necessary to assure that such Common Stock may be issued as provided herein without violation of any applicable law or regulation. Without limiting the generality of the foregoing, the Company covenants that it will use its best efforts to take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon the exercise of this Warrant and use its best efforts to obtain all such authorizations, exemptions or consents, including but not limited to consents from the Company’s stockholders or board of directors or any public regulatory body, as may be necessary to enable the Company to perform its obligations under this Warrant.

18.    NO THIRD PARTY RIGHTS

This Warrant is not intended, and will not be construed, to create any rights in any parties other than the Company and the Holder, and no person or entity may assert any rights as third-party beneficiary hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first set forth above.

ELEISON PHARMACEUTICALS INC.

By:

Name: Edwin Thomas

Title: President

FORM OF STOCK PURCHASE WARRANT

EXHIBIT A

NOTICE OF EXERCISE

(To be executed by the Holder of Warrant if such Holder desires to exercise Warrant)

To Eleison Pharmaceuticals Inc.:

The undersigned hereby irrevocably elects to exercise this Warrant and to purchase thereunder, ___________________ shares of Common Stock issuable upon exercise of the Warrant and delivery of: ___________________ (in cash as provided for in the foregoing Warrant) and any applicable taxes payable by the undersigned pursuant to such Warrant;

The undersigned requests that certificates for such shares be issued in the name of:

___________________________________________________

___________________________________________________

___________________________________________________

(Please print name, address and social security or federal employer identification number (if applicable))

If the shares. issuable upon this exercise of the Warrant are not all of the Common Stock which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

___________________________________________________

___________________________________________________

___________________________________________________

(Please print name, address and social security or federal employer identification number (if applicable))

The undersigned hereby represents and warrants that (i) the undersigned meets the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Regulation D as promulgated by the United States Securities and Exchange Commission; (ii) the undersigned is acquiring the Common Stock solely for the undersigned’s account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part, in violation of the Securities Act of 1933, as amended (the “Act”), and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Act, without prejudice, however, to the undersigned’s right at all times to sell or otherwise dispose of all or any part of the Common Stock in compliance with applicable federal and state securities laws and in compliance with any transfer restriction to which the applicable Common Stock may be subject at any time or from time to time; and (iii) the undersigned has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Company and the Common Stock and to make an informed investment decision with respect thereto.

Name of Holder (print): ________________________

(Signature): ___________________________________

(By:) _________________________________________

(Title:) ________________________________________

Dated: ________________________________________

FORM OF STOCK PURCHASE WARRANT

EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the Warrant (as defined in and evidenced by the attached Warrant) to acquire the number of shares of Common Stock set opposite the name of such assignee below and in and to the foregoing Warrant with respect to said acquisition rights and the shares. issuable upon exercise of the Warrant:

Name of Assignee	Address	Number of Shares of Common Stock

If the total of the Common Stock shares are not all of the Common Stock shares evidenced by the foregoing Warrant, the undersigned requests that a new Warrant evidencing the right to acquire the Common Stock not so assigned be issued in the name of and delivered to the undersigned.

Name of Holder (print): ________________________

(Signature): ___________________________________

(By:) _________________________________________

(Title:) ________________________________________

Dated: ________________________________________